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PRICING SUPPLEMENT NO. 2  DATED                        Filed Pursuant to
SEPTEMBER 25, 1997 TO PROSPECTUS DATED                 Rule 424(b)(5)
SEPTEMBER 17, 1997                                     File No. 333-34087


                          CMS ENERGY CORPORATION

    General Term Notes (servicemark of J.W. Korth & Company), Series D
                Due 9 Months to 25 Years from date of issue

      Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated September 17, 1997.

Aggregate Principal Amount:            $1,187,000.00
Original Issue Date (Settlement Date)  September 30, 1997
Stated Maturity Date:                  August 15, 2002
Issue Price to Public:                 100.00% of Principal Amount
Interest Rate:                         7.125% Per Annum
Interest Payment Dates:                October 15 and monthly thereafter
                                       Commencing October 15, 1997
Survivor's Option:                     [ X ] Yes       [   ] No
Optional Redemption:                   [ X ] Yes       [   ] No
Initial Redemption Date:               August 15, 1999
Redemption Price:                      100%

      Agent                            Principal Amount of Notes
                                          Solicited by Agent

J. W. Korth & Company                  $1,187,000.00


                                         Per Note
                                       Sold by Agents
                                        To Public          Total

Issue Price:                           $     1,000.00    $1,187,000.00
Agent's Discount or Commission:        $        16.50    $   19,585.50
Maximum Dealer's Discount or
  Selling Concession:                  $         3.00    $    3,561.00
Proceeds to the Company:               $       980.50    $1,163,853.50

CUSIP Number:   12589QUE4
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